Tanner LLC
Key Bank Tower at City Creek
36 South State Street, Suite 600
Salt Lake City, Utah 84111-1400
Telephone 801.532.7444
www.tannerco.com

TANNER
BUSINESS ADVISORS AND
CERTIFIED PUBLIC ACCOUNTANTS

Member of Allinial GLOBAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Evans & Sutherland Computer Corporation

We hereby consent to the incorporation by reference in Registration Statement No. 333-118277 and No. 333-202728 on Form S-8 and Registration Statement No. 333-137637 on Form S-3 of Evans & Sutherland Computer Corporation of our report dated March 8, 2018, with respect to the consolidated balance sheets of Evans & Sutherland Computer Corporation as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2017 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.

Tanner LLC

Salt Lake City, Utah
March 8, 2018